Exhibit 32.2

          CERTIFICATION PURSUANT TO RULE 13A - 14(b) OF THE SECURITIES
           EXCHANGE ACT OF 1934 AND AS ADOPTED PURSUANT TO SECTION 906
               OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report of Spear & Jackson, Inc. (the "Company")on Form 10-Q for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrick
J. Dyson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Patrick J. Dyson
--------------------
Patrick J. Dyson
Chief Financial Officer

May 15, 2006